Exhibit 10.2
AMENDMENT NO. 2
Dated as of August 3, 2023
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 29, 2022
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of August 3, 2023 by and among TREDEGAR CORPORATION, a Virginia corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Second Amended and Restated Credit Agreement dated as of June 29, 2022 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement; and
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendment to the Credit Agreement. The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (including Schedule 2.01A thereto, but excluding all other Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including Schedule 2.01A thereto, but excluding all other Exhibits and Schedules thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
a.The Administrative Agent (or its counsel) shall have received counterparts of (i) this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.
b.The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in an amount equal to the amount previously disclosed to the Lenders and (ii) payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent provided for in Section 9.03 of the Amended Credit Agreement.
c.The Administrative Agent shall have made such reallocations of each Lender’s Applicable Percentage of the Revolving Credit Exposure under the Amended Credit Agreement as are necessary in order that the Revolving Credit Exposure with respect to such Lender reflects such Lender’s Applicable Percentage of the Revolving Credit Exposure and modified Revolving Commitment under the Amended Credit Agreement. It is understood and agreed that the Borrower will not be obligated to compensate any Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loans and RFR Loans and the reallocation described in this clause (c) pursuant to Section 2.16 of the Amended Credit Agreement.
3.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
a.This Amendment and the Amended Credit Agreement have been duly authorized by all requisite organizational action and, if required, stockholder action, and this Amendment has been duly executed and delivered by the Borrower.

b.This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.
c.As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.
4.Reference to and Effect on the Credit Agreement.
a.Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.
b.Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
c.The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
d.This Amendment is a Loan Document.
5.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
7.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TREDEGAR CORPORATION,
as the Borrower

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:    /s/ James A. Knight
Name:    James A. Knight
Title:    Executive Director

CITIZENS BANK, N.A.,
as a Lender

By:    /s/ A. Paul Dawley
Name:    A. Paul Dawley
Title:    Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Oscar M. Trejo
Name:    Oscar M. Trejo
Title:    Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Nancy A. Old
Name:    Nancy A. Old
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Timothy Favinger
Name:    Timothy Favinger
Title:    Director

CITIBANK, N.A.,
as a Lender

By:    /s/ Andrew Stella
Name:    Andrew Stella
Title:    Vice President

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of June 29, 2022 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Tredegar Corporation, a Virginia corporation, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of August 3, 2023 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.
Dated: August 3, 2023
[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year first above written.

TREDEGAR PERFORMANCE FILMS INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

TERPHANE HOLDINGS LLC

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

BONNELL ALUMINUM, INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

BONNELL ALUMINUM (NILES), LLC

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

BONNELL ALUMINUM (CORPORATE), INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

BONNELL ALUMINUM (CLEARFIELD), INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

TREDEGAR SURFACE PROTECTION, LLC

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

TREDEGAR FAR EAST CORPORATION

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

TREDEGAR FILM PRODUCTS (LATIN AMERICA), INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

TAC HOLDINGS, LLC

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

BONNELL ALUMINUM (ELKHART), INC.

By:    /s/ D. Andrew Edwards
Name:    D. Andrew Edwards
Title:    Executive Vice President and Chief Financial Officer

ANNEX A

[See attached.]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS_____________________________________________________________________________ 1
SECTION 1.01 Defined Terms___________________________________________________________________1
SECTION 1.02 Classification of Loans and Borrowings______________________________________________39
SECTION 1.03 Terms Generally________________________________________________________________ 39
SECTION 1.04 Accounting Terms; GAAP______________________________________________________ ~~39~~40
SECTION 1.05 Status of Obligations_____________________________________________________________40
SECTION 1.06 Interest Rates; Benchmark Notification______________________________________________ 40
SECTION 1.07 Amendment and Restatement of Existing Credit Agreement____________________________~~40~~41
SECTION 1.08 Divisions____________________________________________________________________ ~~41~~42
SECTION 1.09 Letter of Credit Amounts ~~41~~42
SECTION 1.10 Exchange Rates; Currency Equivalents ~~41~~42

ARTICLE II THE CREDITS___________________________________________________________________________ 42
SECTION 2.01 Commitments _________________________________________________________________ 42
SECTION 2.02 Loans and Borrowings _________________________________________________________~~42~~43
SECTION 2.03 Requests for Revolving Borrowings ______________________________________________ ~~43~~44
SECTION 2.04 Determination of Dollar Amounts __________________________________________________ 44
SECTION 2.05 Swingline Loans______________________________________________________________ ~~44~~45
SECTION 2.06 Letters of Credit ______________________________________________________________ ~~45~~46
SECTION 2.07 Funding of Borrowings__________________________________________________________ 51
SECTION 2.08 Interest Elections______________________________________________________________~~51~~52
SECTION 2.09 Termination and Reduction of Commitments________________________________________~~53~~54
SECTION 2.10 Repayment of Loans; Evidence of Debt____________________________________________ ~~53~~54
SECTION 2.11 Prepayment of Loans___________________________________________________________~~54~~55
SECTION 2.12 Fees__________________________________________________________________________ 55
SECTION 2.13 Interest______________________________________________________________________~~56~~57
SECTION 2.14 Alternate Rate of Interest_________________________________________________________ 57
SECTION 2.15 Increased Costs_________________________________________________________________ 60
SECTION 2.16 Break Funding Payments________________________________________________________~~61~~62
SECTION 2.17 Taxes_______________________________________________________________________~~61~~62
SECTION 2.18 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs ________ 65
SECTION 2.19 Mitigation Obligations; Replacement of Lenders______________________________________ 67
SECTION 2.20 Expansion Option_____________________________________________________________ ~~67~~68
SECTION 2.21 Judgment Currency______________________________________________________________ 69
SECTION 2.22 Defaulting Lenders____________________________________________________________ ~~69~~70

ARTICLE III REPRESENTATIONS AND WARRANTIES________________________________________________ ~~71~~72
SECTION 3.01 Organization; Powers__________________________________________________________ ~~71~~72
SECTION 3.02 Authorization; Governmental Approvals_____________________________________________ 72
SECTION 3.03 Enforceability________________________________________________________________ ~~72~~73
SECTION 3.04 Financial Statements___________________________________________________________ ~~72~~73
SECTION 3.05 No Material Adverse Change____________________________________________________ ~~72~~73
SECTION 3.06 Title to Properties_____________________________________________________________ ~~72~~73

Table of Contents (continued)
Page
SECTION 3.07 The Subsidiaries and the Borrower__________________________________________________73
SECTION 3.08 Litigation: Compliance with Laws__________________________________________________ 73
SECTION 3.09 Agreements__________________________________________________________________ ~~73~~74
SECTION 3.10 Federal Reserve Regulations_____________________________________________________~~73~~74
SECTION 3.11 Investment Company Act_______________________________________________________ ~~73~~74
SECTION 3.12 Use of Proceeds_______________________________________________________________~~73~~74
SECTION 3.13 Tax Returns__________________________________________________________________~~73~~74
SECTION 3.14 No Material Misstatements________________________________________________________ 74
SECTION 3.15 ERISA______________________________________________________________________~~74~~75
SECTION 3.16 Environmental Matters_________________________________________________________ ~~74~~75
SECTION 3.17 Security Interest in Collateral____________________________________________________ ~~74~~75
SECTION 3.18 Tax Shelter Regulations__________________________________________________________ 75
SECTION 3.19 Anti-Corruption Laws and Sanctions________________________________________________ 75
SECTION 3.20 Affected Financial Institutions___________________________________________________ ~~75~~76

ARTICLE IV CONDITIONS__________________________________________________________________________ ~~75~~76
SECTION 4.01 Effective Date______________________________________________________________ ~~75~~76
SECTION 4.02 Each Credit Event___________________________________________________________~~76~~77

ARTICLE V AFFIRMATIVE COVENANTS_____________________________________________________________ 77
SECTION 5.01 Existence; Businesses and Properties Compliance_____________________________________~~77~~78
SECTION 5.02 Insurance_____________________________________________________________________~~77~~78
SECTION 5.03 Obligations and Taxes___________________________________________________________~~77~~78
SECTION 5.04 Financial Statements, Reports, etc._________________________________________________~~77~~78
SECTION 5.05 Litigation and Other Notices______________________________________________________~~78~~79
SECTION 5.06 ERISA______________________________________________________________________~~79~~80
SECTION 5.07 Maintaining Records; Access to Properties and Inspections_____________________________~~79~~80
SECTION 5.08 Compliance with Law__________________________________________________________~~79~~80
SECTION 5.09 Guarantors; Pledges; Additional Collateral; Further Assurances__________________________~~79~~80
SECTION 5.10 Environmental Laws_____________________________________________________________ 81

ARTICLE VI NEGATIVE COVENANTS_______________________________________________________________~~81~~82
SECTION 6.01 Liens_______________________________________________________________________ ~~81~~82
SECTION 6.02 Sale and Lease-Back Transactions________________________________________________ ~~83~~84
SECTION 6.03 Indebtedness_________________________________________________________________ ~~83~~84
SECTION 6.04 Mergers, Consolidations and Sales of Assets________________________________________ ~~84~~85
SECTION 6.05 Dividends and Distributions_____________________________________________________ ~~85~~86
SECTION 6.06 Transactions with Affiliates_______________________________________________________ 86
SECTION 6.07 [Intentionally Omitted]_________________________________________________________ ~~86~~87
SECTION 6.08 Total Net Leverage Ratio_______________________________________________________ ~~86~~87
SECTION 6.09 Interest Coverage Ratio_________________________________________________________~~86~~87
SECTION 6.10 No Further Negative Pledges_____________________________________________________~~86~~87
SECTION 6.11 Advances, Investments and Loans________________________________________________ ~~86~~87
SECTION 6.12 Limitation on Restricted Actions__________________________________________________~~86~~88
SECTION 6.13 Anti-Corruption Laws and Sanctions______________________________________________ ~~87~~88

Table of Contents (continued)
Page
ARTICLE VII EVENTS OF DEFAULT_______________________________________________________________~~87~~88
SECTION 7.01 Events of Default______________________________________________________________~~87~~88
SECTION 7.02 Remedies Upon an Event of Default_______________________________________________~~89~~90

ARTICLE VIII THE ADMINISTRATIVE AGENT_______________________________________________________ ~~90~~92
SECTION 8.01 Authorization and Action_______________________________________________________ ~~90~~92
SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc.________________________________~~93~~94
SECTION 8.03 Posting of Communications_____________________________________________________ ~~94~~95
SECTION 8.04 The Administrative Agent Individually_____________________________________________~~95~~96
SECTION 8.05 Successor Administrative Agent__________________________________________________~~95~~97
SECTION 8.06 Acknowledgement of Lenders and Issuing Banks____________________________________ ~~96~~98
SECTION 8.07 Collateral Matters_____________________________________________________________ ~~98~~99
SECTION 8.08 Credit Bidding_______________________________________________________________~~99~~100
SECTION 8.09 Certain ERISA Matters_______________________________________________________ ~~100~~101
SECTION 8.10 Certain Foreign Pledge Matters_________________________________________________~~101~~102

ARTICLE IX MISCELLANEOUS___________________________________________________________________~~102~~103
SECTION 9.01 Notices____________________________________________________________________~~102~~103
SECTION 9.02 Waivers; Amendments________________________________________________________ ~~103~~104
SECTION 9.03 Expenses; Indemnity; Damage Waiver____________________________________________~~106~~107
SECTION 9.04 Successors and Assigns________________________________________________________~~107~~108
SECTION 9.05 Survival____________________________________________________________________~~112~~113
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution_________________________~~112~~113
SECTION 9.07 Severability________________________________________________________________ ~~113~~115
SECTION 9.08 Right of Setoff_______________________________________________________________~~113~~115
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process__________________________ ~~114~~115
SECTION 9.10 WAIVER OF JURY TRIAL___________________________________________________~~114~~116
SECTION 9.11 Headings__________________________________________________________________ ~~115~~116
SECTION 9.12 Confidentiality_______________________________________________________________~~115~~116
SECTION 9.13 USA PATRIOT Act_________________________________________________________ ~~116~~117
SECTION 9.14 Release of Subsidiary Guarantors________________________________________________~~116~~117
SECTION 9.15 Interest Rate Limitation________________________________________________________~~116~~118
SECTION 9.16 No Fiduciary Duty, etc.________________________________________________________~~117~~118
SECTION 9.17 Appointment for Perfection_____________________________________________________~~118~~119
SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions_________________________________________________________ ~~118~~119
SECTION 9.19 Acknowledgement Regarding Supported QFCs_____________________________________~~118~~120

ARTICLE X BORROWER GUARANTEE____________________________________________________________~~119~~120

Table of Contents (continued)
Page

SCHEDULES:

Schedule 1.01(a) – Non-Operating Property Held
Schedule 1.01(b) – Permitted Investments Schedule 1.01(c) – Securities Held
Schedule 2.01A – Commitments
Schedule 2.01B – Letter of Credit Commitments Schedule 2.06 – Existing Letters of Credit
Schedule 3.07 – Subsidiaries
Schedule 6.01 – Permitted Liens
Schedule 6.03(c) – Existing Intercompany Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B-1 – Form of Borrowing Request
Exhibit B-2 – Form of Interest Election Request
Exhibit C – Form of Note
Exhibit D – [Intentionally Omitted]
Exhibit E – Form of Increasing Lender Supplement
Exhibit F – Form of Augmenting Lender Supplement
Exhibit G – List of Closing Documents
Exhibit H – Form of Subsidiary Guaranty
Exhibit I – Form of Compliance Certificate
Exhibit J-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit J-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit J-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit J-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326%, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs, plus (b) negative 0.0571%, and (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(c). “Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. The ~~initial~~ Aggregate Commitment as of the Amendment No. 2 Effective Date is $~~375,000,000~~200,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (v) Japanese Yen and (vi) any other currency (other than Dollars) (x) that is a lawful currency that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Lenders.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 2 Effective Date” means August 3, 2023.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its affiliated companies concerning or relating to bribery or corruption.

“Applicable Party” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of them Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrower or any Domestic Subsidiary of its Equity Interests in a Foreign Subsidiary.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, any RFR Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio	Term Benchmark Spread	RFR Spread	ABR Spread	Commitment Fee Rate
Category 1:	≤ 1.00 to 1.00	~~1.50~~1.750%	~~1.50~~1.750%	~~0.50~~0.750%	0.20%
Category 2:	> 1.00 to 1.00 ≤ 2.00 to 1.00	~~1.625~~1.875%	~~1.625~~1.875%	~~0.625~~0.875%	0.25%
Category 3:	> 2.00 to 1.00 ≤ 3.00 to 1.00	~~1.75~~2.000%	~~1.75~~2.000%	~~0.75~~1.000%	0.30%
Category 4:	> 3.00 to 1.00 ≤ 3.50 to 1.00	~~1.875~~2.125%	~~1.875~~2.125%	~~0.875~~1.125%	0.35%
Category 5:	> 3.50 to 1.00	~~2.00~~2.250%	~~2.00~~2.250%	~~1.00~~1.250%	0.40%

For purposes of the foregoing,

i.if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.04, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

ii.adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

iii.notwithstanding the foregoing, on and after the Amendment No. 2 Effective Date, Category ~~1~~3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first ~~full~~ fiscal quarter ending after the Amendment No. 2 Effective Date (unless such Financials demonstrate that Category 1, 2~~, 3~~, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Bank” shall have the meaning set forth in the definition of Cash Equivalents.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and PNC Capital Markets LLC in its capacity a joint bookrunner and a joint lead arranger hereunder.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, a business segment, an operation within a business segment, the capital stock of a Subsidiary under GAAP, less (b) the Borrower’s treasury stock and minority interest in Subsidiaries at such time, all determined in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Debt” means, at any time, all Indebtedness of the Borrower and its consolidated Subsidiaries at such time, computed and consolidated in accordance with GAAP. For the avoidance of doubt, Consolidated Total Debt shall exclude Indebtedness (if any) arising from any Permitted Supplier Financing.

“Continuing Director” means (a) any member of the Board of Directors of the Borrower on the date of this Agreement and (b) any Person whose subsequent nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors serving as such at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” means each of Citizens Bank, N.A. and PNC Bank, National Association in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Covenant Relief Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the first date (if any) on which the Borrower delivers to the Administrative Agent the Financials in respect of the fiscal year ending December 31, 2024 under Section 5.04(a) and the compliance certificate in respect of such fiscal year under Section 5.04(d) demonstrating that the Borrower was in compliance with Sections 6.08 and 6.09 as of the end of such fiscal year.

“Covered Entity” means any of the following:

i.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.19.

“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

any Subsidiary from the sale of such assets and (iii) the ~~sale of the~~ Securities Held and the Non-Operating Property Held;

d. sales of Permitted Receivables Related Assets and any related assets pursuant to any Permitted Supplier Financing;

e. any Internal Financing Transaction;

f. any Loan Party or any of its Subsidiaries from dissolving or disposing of any Subsidiary (other than Significant Subsidiaries);

g. leases entered into in the ordinary course of business and subleases to the extent that such sublease does not materially and adversely affect the Borrower’s business;

h. Permitted Investments; and

i.the disposition of any real estate no longer used or useful in the Borrower’s business with a net book value of less than $6,000,000 in the aggregate.

SECTION 6.05 Dividends and Distributions. Declare or make, directly or indirectly, any Restricted Payment; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Borrower, and any Internal Financing Subsidiary may declare and pay dividends or make other distributions to the Borrower or other wholly-owned Subsidiaries, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) solely to the extent that the Covenant Relief Period is not in effect, the Borrower may make Restricted Payments so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto in an aggregate amount of all such Restricted Payments made pursuant to this clause (c) not to exceed $75,000,000 during the term of this Agreement (the “Fixed RP Basket”) (provided, it being understood and agreed that, regardless of any previous usage of the Fixed RP Basket, if the Total Net Leverage Ratio is less than or equal to 2.00 to 1.00 at the end of any fiscal quarter of the Borrower, the Fixed RP Basket shall be reset to an amount of $75,000,000 at the time that the Borrower delivers to the Administrative Agent the applicable Financials in respect of such fiscal quarter under Section 5.04(a) or Section 5.04(b), as applicable, and the compliance certificate in respect of such fiscal quarter under Section 5.04(d) demonstrating such Total Net Leverage Ratio of less than or equal to 2.00 to 1.00) and (d) solely to the extent that the Covenant Relief Period is not in effect, the Borrower may make unlimited Restricted Payments so long as, at the time of the making of such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio is equal to or less than 2.00 to 1.00.

SECTION 6.06 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) in connection with Internal Financing Transactions, (c) any dividends or distributions permitted by Section 6.05, (d) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries and compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business or (e) transactions between or among the Borrower and its Subsidiaries (or an entity that becomes a Subsidiary of the Borrower as a result of such transaction) (or any combination thereof) not involving any other Affiliate.

SECTION 6.07 [Intentionally Omitted].

SECTION 6.08 Total Net Leverage Ratio. Permit the Total Net Leverage Ratio, determined as of the end of each fiscal quarter, to be greater than ~~4.00 to 1.00.~~the level set forth below for such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Net Leverage Ratio
September 30, 2023, December 31, 2023 and March 31, 2024	5.00 to 1.00
June 30, 2024	4.75 to 1.00

September 30, 2024	4.25 to 1.00
December 31, 2024 and each fiscal quarter thereafter	4.00 to 1.00

SECTION 6.09 Interest Coverage Ratio. Permit the Interest Coverage Ratio, determined as of the end of each fiscal quarter, to be less than ~~3.00 to 1.00.~~the level set forth below for such fiscal quarter:

Fiscal Quarter Ending	Minimum Interest Coverage Ratio
September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024	2.50 to 1.00
September 30, 2024	2.75 to 1.00
December 31, 2024 and each fiscal quarter thereafter	3.00 to 1.00

SECTION 6.10 No Further Negative Pledges. Enter into, assume or become subject to any agreement of Indebtedness (but only Indebtedness of the type described in clauses (a) or (b) of the definition thereof) that prohibits or otherwise restricts the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except:

a.pursuant to this Agreement and the other Loan Documents; and

b.pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.03 (excluding subsection (a) thereof).

SECTION 6.11 Advances, Investments and Loans. Make any Investment except for Permitted Investments.

SECTION 6.12 Limitation on Restricted Actions. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Loan Party or any Subsidiary on its capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party or any Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) sell, lease or transfer any of its properties or assets to any Loan Party or any Subsidiary, or (e) act as a Subsidiary Guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (x) in respect of any of the matters referred to in clauses (a)-(d) above for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents,
(ii) applicable law and (iii) any Permitted Lien of the type described in clauses (a) or (h) of Section 6.01 or any document or instrument governing any such Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (y) in respect of any matters referred to in clauses (d) and (e) above, for such customary encumbrances or restrictions under or by reason of any document or agreement related to joint ventures or other similar arrangements permitted by this Agreement and (z) in respect of matters referred to in clause (d) above, for such customary encumbrances or restrictions arising under or by reason of any document or agreement evidencing a Permitted Supplier Financing with respect to the sale, lease or transfer of any accounts receivable and related assets that are the subject of such Permitted Supplier Financing.

SECTION 6.13 Anti-Corruption Laws and Sanctions. Request any Borrowing or Letter of Credit or use (or permit their respective directors, officers, employees and agents to use) the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):

a.any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

b.default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, or the Borrower shall fail to reimburse any Issuing Bank for any LC Exposure when due in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise (or any Subsidiary Guarantor shall fail to pay on the Subsidiary Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder within the aforesaid period of time);

SCHEDULE 2.01A COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N	$~~55,000,000~~29,333,333.34

CITIZENS BANK, N.	$~~55,000,000~~29,333,333.33

PNC BANK, NATIONAL ASSOCIAT	$~~55,000,000~~29,333,333.33

BANK OF AMERICA, N	$~~40,000,000~~21,333,333.34

U.S. BANK NATIONAL ASSOCIAT	$~~40,000,000~~21,333,333.33

WELLS FARGO BANK, NATIONAL ASSOCIA	$~~40,000,000~~21,333,333.33

CITIBANK, N.A	$~~30,000,000~~16,000,000.00

FIRST HORIZON BA	$~~30,000,000~~16,000,000.00

THE HUNTINGTON NATIONAL B	$~~30,000,000~~16,000,000.00

AGGREGATE COMMITMEN	$~~375,000,000~~200,000,000